UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2014

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) and the Compensation Committee of Inland Real Estate Corporation (“we” or the “Company”) have approved a number of significant executive compensation arrangements applicable to our named executive officers, including:

•
Entering into new employment agreements with each of Mark E. Zalatoris (President and Chief Executive Officer), Brett A. Brown (Executive Vice President, Chief Financial Officer and Treasurer), D. Scott Carr (Executive Vice President and Chief Investment Officer), Beth Sprecher Brooks (Senior Vice President, General Counsel and Secretary) and William W. Anderson (Senior Vice President – Transactions) (collectively, the “named executive officers”);

•
Establishing a new annual cash incentive plan for the year 2014 (the “2014 Annual Cash Incentive Plan”) that focuses the bonus opportunities of the Company’s management on the achievement of certain Company, business unit and individual objectives; and

•
Establishing a new long-term incentive program (the “Long-Term Incentive Program”) that focuses the equity compensation award opportunities of the Company’s management on the achievement of total shareholder return.

EMPLOYMENT AGREEMENTS

The following description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto.

Each of the named executive officers entered into his or her employment agreement with the Company on May 5, 2014. The employment agreements with the named executive officers each provide for a term of employment from January 1, 2014 through December 31, 2016.

Compensation and Benefits

Each named executive officer will receive an annual base salary as follows: $570,000 per year for Mr. Zalatoris; $420,000 per year for Mr. Brown; $410,000 per year for Mr. Carr; $315,000 per year for Ms. Brooks; and $305,000 per year for Mr. Anderson. Each named executive officer has an opportunity to earn an annual cash incentive bonus under the Company’s annual cash incentive plan in an amount equal to a percentage of his or her base salary. For fiscal year 2014, the annual bonuses for the named executives will be determined in accordance with the 2014 Annual Cash Incentive Plan (as described below). Pursuant to his or her respective employment agreement, the target and maximum annual cash bonus that each named executive officer could earn under the 2014 Annual Cash Incentive Plan, expressed as a percentage of that executive’s base cash salary for 2014, is set forth below:

2014 Annual Cash Incentive Plan Bonus Opportunities
(As Percentage of 2014 Base Salary)

	Mr. Zalatoris	Mr. Brown, Mr. Carr, Ms. Brooks and Mr. Anderson

Target	45%	40%

Maximum	65%	60%

Additionally, the employment agreements provide that each named executive officer has an opportunity to earn long-term incentive awards during the course of the term of his or her employment agreement. These awards will be granted in the form of shares of restricted stock pursuant to the Long-Term Incentive Program. The target and maximum restricted stock award opportunities that each named executive officer is eligible to earn under the Long-Term Incentive Plan in respect of any year, expressed in US dollars, is set forth below:

Long-Term Incentive Program Annual Restricted Stock Award Opportunities (In US Dollars)

	Mr. Zalatoris	Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Target	$400,000	$200,000	$100,000

Maximum	$600,000	$300,000	$150,000

The employment agreements also provide that the named executive officers are entitled to reimbursement of business expenses incurred in connection with the performance of his or her duties and such retirement benefits and group health and other insurance coverage at such levels and on such terms as the Company generally provides to its executive level employees. In addition, the employment agreements entitle the named executive officers to indemnification in accordance with applicable law and the Company’s bylaws and to coverage under the Company’s directors and officers liability insurance programs during and after their employment (while potential liability exists) to the same extent as other officers and directors.

Payments Upon Termination

Each of the employment agreements provides that if the named executive officer is terminated by the Company for “cause”, or if he or she terminates his or her employment without “good reason” (as such terms are defined in the employment agreements), he or she will be entitled only to accrued but unpaid base salary, accrued but unused vacation, unreimbursed expenses and any vested benefits which are accrued under the Company’s employee benefits plans and arrangements as of the date of termination (collectively, the “Accrued Amounts”). All outstanding equity awards which are unvested as of the date of termination will be immediately forfeited upon a termination by the Company for cause or by the named executive officer without good reason.

Each of the employment agreements provides that if the named executive officer is terminated by the Company without cause, of if he or she terminates his or her employment for good reason, he or she will be entitled to (i) the

Accrued Amounts, (ii) a pro-rata annual bonus for the year of termination based on the achievement of applicable performance goals (the “Pro-Rata Bonus”), (iii) any annual bonus that has been determined for the year prior to termination but has not been paid as of the date of termination (the “Accrued Bonus”) and (iv) an amount (the “Severance Amount”) equal to the sum of the named executive officer’s base cash salary plus the annual bonus earned by the named executive officer in the year prior to termination. All outstanding equity awards which are unvested as of the date of termination will be immediately vested upon a termination by the Company without cause or by the named executive officer for good reason. In the event such termination by the Company without cause or by the named executive officer for good reason occurs within twelve months following a change in control (as such term is defined in the employment agreements), the named executive officer will be entitled to receive the same payments and benefits except that the executive will receive two-times the Severance Amount plus an amount equal to two times the executive’s target annual long-term incentive opportunity for the year of termination.

Pursuant to the employment agreements, the Company will have good reason to terminate the employment of a named executive officer as the result of the material failure of the executives to achieve personal goals and objectives mutually agreed upon between the named executive officer and the Company. In the event of such a “Company good reason” termination, the named executive officer will be entitled to (i) the Accrued Amounts, (ii) the Accrued Bonus, (iii) the Pro-Rata Bonus and (iv) an amount equal to one-half of the Severance Amount. All outstanding equity awards which are unvested as of the date of termination will become immediately forfeited in the event the Company terminates the named executive officer for the failure to achieve the agreed upon goals and objectives.

In the event of the named executive officer’s death or if the Company terminates the employment of the named executive officer as a result of disability (as such term is defined in the employment agreements), the named executive officer will receive the Accrued Amounts, the Accrued Bonus, the Pro-Rata Bonus and all outstanding equity awards which are unvested as of the date of termination will become immediately vested.

Payments of the compensation and benefits following a termination of employment (other than the Accrued Amounts) are conditioned upon the named executive officer timely execution and delivery to the Company (without revocation) of a general waiver and release of claims.

Restrictive Covenants

During the term of the employment agreements and for a period of two years following termination, the named executive officers have agreed to certain non-disparagement, non-hiring and non-solicitation provisions. During the term of the new employment agreements for a period of one year following termination, the named executive officers have also agreed not to compete with the Company. The named executive officers have also agreed, during the term of the new employment agreements and at all times following termination, to certain confidentiality and non-disclosure provisions.

“Better-Off” Cutback

The employment agreements provide that, to the extent that any payment or benefit that the Executive would receive in connection with a change in control of the Company would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code)” and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then such amounts would be reduced to the extent necessary so that no such payments or benefits are subject to the excise tax, but only if such reduction would result in a better after-tax position for the executives than would receiving the full, unreduced payments and benefits.

Compensation Clawback

Pursuant to his or her employment agreement, each of the executives has agreed that if he or she becomes subject to the incentive compensation repayment requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, he or she will enter into written agreements in order to comply with such Act and any regulations thereunder to the extent so required.

2014 Annual Cash Incentive Plan

The following description of the 2014 Annual Cash Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.6 hereto.

Administration

The 2014 Annual Cash Incentive Plan is administered by the compensation committee (the “Committee”) of the board of directors of the Company.

Eligibility

Eligibility in the 2014 Annual Cash Incentive Plan is limited to the senior executives of the Company designated by the Committee to participate. In connection with the adoption of the 2014 Annual Cash Incentive Plan, the Committee designated certain initial participants, including each of the named executive officers. The target and maximum possible cash bonus that each named executive officer could earn under the 2014 Annual Cash Incentive Plan is as is described in the description of the employment agreements above. Any cash bonus amounts paid in respect of performance below the target will be paid in the sole discretion of the Committee.

Performance Metrics

The cash incentive bonus earned under the 2014 Annual Cash Incentive Plan will be based on the achievement of performance goals concerning adjusted funds from operations, business unit performance and/or individual performance objectives, depending on his or her respective role and responsibilities. The weightings of each performance metric for each named executive officer as a percentage of his or her total bonus opportunity is set forth below.
2014 Annual Cash Incentive Plan Performance Metrics – Weighting Percentages

	Mr. Zalatoris, Mr. Brown and Mr. Carr	Ms. Brooks and Mr. Anderson

Recurring Funds From Operations (FFO)	80%	40%

Business Unit	0%	40%

Individual Objectives	20%	20%

For purposes of the 2014 Annual Cash Incentive Plan, “Recurring FFO” refers to the Company’s Recurring Funds From Operations attributable to common stockholders, per weighted average common share (diluted) to be reported by the Company in its annual report for the 2014 fiscal year. There are four metrics that measure Business Unit performance. To the extent that Business Unit performance goals are applicable to a participant, each Business

Unit performance measure is weighted equally. Achievement of individual objectives will be determined by the Committee with respect to Mr. Zalatoris and by Mr. Zalatoris with respect to the other participants (subject to approval of the Committee).

Determination and Payment of Awards

The Committee will determine whether and to what extent the performance goals have been achieved and calculate the appropriate award, if any, for Mr. Zalatoris. Mr. Zalatoris will determine whether and to what extent the performance goals have been achieved and calculate the appropriate award, if any, for the other participants (subject to approval of the Committee). Payment of any cash bonus earned will be made not later than March 31, 2015, subject to the participant being actively employed on December 31, 2014.

2014-2016 LONG-TERM INCENTIVE PROGRAM

The following description of the 2014-2016 Long-Term Incentive Program does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.7 hereto.

The 2014-2016 Long-Term Incentive Program is a sub-program under, and is subject to shareholder approval of, the 2014 Inland Real Estate Corporation Equity Award Plan (the “Equity Plan”). Equity awards earned under the Long-Term Incentive Program will be granted pursuant to the Equity Plan.

Administration

The Long-Term Incentive Program is administered by the Committee.

Eligibility

Eligibility in the Long-Term Incentive Program is limited to the senior executives of the Company designated by the Committee to participate. In connection with the adoption of the Long-Term Incentive Program, the Committee designated certain initial participants, including each of the named executive officers. The target and maximum possible equity awards that each named executive officer could earn under the Long-Term Incentive Program is as is described in the description of the employment agreements above.

Performance Metrics

Each of the metrics for the Long-Term Incentive Program is based on total shareholder return (TSR). For purposes of the Long-Term Incentive Program, “total shareholder return (TSR)” means the sum of the change in the applicable company’s common stock price during the applicable period (as expressed as a percentage), plus the dividend yield paid during such applicable period (as expressed as a percentage by dividing dividends paid during the applicable period by such company’s common stock price at the beginning of the applicable period). Fifty percent (50%) of the award opportunity under the Long-Term Incentive Program for each of the 2014-2016 individual performance periods will be based on absolute TSR and the other fifty percent (50%) of the award opportunity will be based on relative TSR.

With respect to the absolute TSR performance metric, performance will be based on the Company’s TSR for each of the individual twelve-month performance periods ending December 31, 2014, 2015 and 2016. The target level of absolute TSR for each such performance period will be 11% and the high level of absolute TSR for each such performance period will be 14%.

With respect to the relative TSR, performance will be based on the Company’s TSR relative to a REIT peer group for the full three-year performance period ending December, 31, 2016. The target level of relative TSR performance for the full three-year performance period ending December, 31, 2016 will be deemed to have been met if the Company’s relative TSR for such three-year performance period is not less than the median relative TSR for the REIT peer group and the high level of relative TSR performance for such full three-year performance period will be deemed to have been achieved if the Company’s relative TSR for such three-year performance period is not less than 130% of the median relative TSR for the REIT peer group.

Determination and Payment of Awards

The Committee, in its sole discretion, will determine whether and to what extent the absolute TSR performance goal has been attained and determine and certify the award, if any, to which each participant is entitled under the Long-Term Incentive Program. Awards will be granted in shares of restricted stock in accordance with, pursuant to and subject to the terms and conditions of the Equity Plan and pursuant to a written restricted stock award agreement. Restricted stock awards will be granted no later than March 31 of the year following the applicable fiscal end for each performance period based the level of TSR performance was determined by the Committee. Except as otherwise provided in a participant’s award agreement or employment agreement, the participant must be employed by the Company as of the end of the applicable performance period in order to receive any grant of an award under the Long-Term Incentive Program.

Vesting of Awards

Except as otherwise provided in a participant’s award agreement or employment agreement, awards of restricted stock granted under the Long-Term Incentive Program (i) based on absolute TSR will vest over a period of three years in equal installments of one-third of the shares subject to the award on each of the first three anniversaries of the date of grant, in each case, subject to the participant’s continued employment through the applicable vesting date and (ii) based on relative TSR will vest in installments as follows: one-third of the shares subject to the award will be vested on the date of grant, and an additional one-third of the shares subject to the award will become vested on each of December 31, 2017 and December 31, 2018, in each case, subject to the participant’s continued employment through the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No. Description

10.1	Employment Agreement between Inland Real Estate Corporation and Mark E. Zalatoris, dated May 5, 2014 and effective as of January 1, 2014

10.2	Employment Agreement between Inland Real Estate Corporation and Brett A. Brown, dated May 5, 2014 and effective as of January 1, 2014

10.3	Employment Agreement between Inland Real Estate Corporation and D. Scott Carr, dated May 5, 2014 and effective as of January 1, 2014

10.4	Employment Agreement between Inland Real Estate Corporation and Beth Sprecher Brooks, dated May 5, 2014 and effective as of January 1, 2014

10.5	Employment Agreement between Inland Real Estate Corporation and William W. Anderson, dated May 5, 2014 and effective as of January 1, 2014

10.6	Inland Real Estate Corporation 2014 Annual Cash Incentive Plan

10.7	Inland Real Estate Corporation 2014-2016 Long-Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: May 6, 2014	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.     Description

10.1	Employment Agreement between Inland Real Estate Corporation and Mark E. Zalatoris, effective as of January 1, 2014

10.2	Employment Agreement between Inland Real Estate Corporation and Brett A. Brown, effective as of January 1, 2014

10.3	Employment Agreement between Inland Real Estate Corporation and D. Scott Carr, effective as of January 1, 2014

10.4	Employment Agreement between Inland Real Estate Corporation and Beth Sprecher Brooks, effective as of January 1, 2014

10.5	Employment Agreement between Inland Real Estate Corporation and William W. Anderson, effective as of January 1, 2014

10.6	Inland Real Estate Corporation 2014 Annual Cash Incentive Plan

10.7	Inland Real Estate Corporation 2014-2016 Long-Term Incentive Program